Exhibit 10.36
EXHIBIT C

EMPLOYMENT AGREEMENT

First Addendum

FIRST ADDENDUM, dated as of, 2008 (“First Addendum”) to the EMPLOYMENT AGREEMENT, dated as of, 2008, between Advance Auto Parts, Inc. (“Advance” or the “Company”), a Delaware corporation, and Jimmie L. Wade (the “Executive”) (the “Agreement”).

The Company and the Executive agree as follows:

1.           Modification of Section 4(d) of the Agreement.  Effective upon execution of this First Addendum by the Company and the Executive, Section 4(d) of the Agreement shall be modified by adding a new subsection 4(d)(vi) as follows:

4.           Termination of Employment.

(d) Termination by the Company Other than for Due Cause, Death or Disability.
(vi)        Retirement.  Any termination of the Executive’s employment before April 9, 2009, other than termination of employment due to Death or Disability will be deemed a “Retirement” as that term is used with respect to equity awards granted to the Executive pursuant to the Company’s 2004 LTIP or any successor plan.

2. Full Force and Effect.   Except for those terms and provisions modified herein, all other terms and conditions in the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the date first written above.

Advance Auto Parts, Inc.		Executive

By:	(SEAL)	Signature:

Print Name:		Print Name:	Jimmie L. Wade

Title:		Address:

Address: